
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                      26,584,379
<SECURITIES>                                         0
<RECEIVABLES>                                  125,667<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              25,730,867<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,730,867<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,277,703)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,197,433
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (4,475,136)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (4,475,136)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (4,475,136)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $108,322 and due from
DWR of $17,345.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(882,615) and net option premiums of $(96,564).
<F3>Liabilities include redemptions payable of $423,823, accrued management fees of $84,965 and accrued administrative expenses of $156,464.
<F4>Total revenues include realized trading revenue of $(995,629), net change in unrealized of $(2,308,226) and interest income of $1,026,152.


